                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-1 of our reports dated January 22, 2000 relating to the financial statements and financial statement schedule of InterNAP Network Services Corporation, which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Seattle, Washington
February 22, 2000